Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated January 16, 2015 with respect to the financial statements of ClearBridge Large Cap Growth Fund, a series of the Legg Mason Partners Equity Trust, as of November 30, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 18, 2015

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated January 16, 2015 with respect to the financial statements of QS Batterymarch U.S. Large Cap Equity Fund, a series of the Legg Mason Partners Equity Trust, as of November 30, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 18, 2015